UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2012

Peet’s Coffee & Tea, Inc.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction

of incorporation)

0-32233	91-0863396
(Commission File Number)	(IRS Employer Identification No.)

1400 Park Avenue

Emeryville, California 94608-3520

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 594-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 21, 2012, Peet’s Coffee and Tea, Inc., a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with JAB Holdings BV, a Dutch Besloten Vennootschap met beperkte aansprakelijkheid (“JAB”), and Panther Merger Co., a Washington corporation and an affiliate of JAB (“Merger Sub”).

Merger Agreement

Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. As a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held by the Company, JAB, or any of their wholly owned subsidiaries or by shareholders of the Company who have validly exercised their dissenters’ rights under Washington law) will be converted into the right to receive $73.50 in cash, without interest and subject to any required tax withholding (the “Per Share Merger Consideration”).

Prior to and effective as of the Effective Time, the Company will take all necessary action to accelerate the vesting of each outstanding option under the Company’s Amended and Restated 2000 Equity Incentive Plan, Amended and Restated 2010 Equity Incentive Plan and the Amended and Restated 2000 Non-Employee Director Stock Option Plan (collectively, the “Stock Plans”). At the Effective Time, each outstanding option under a Stock Plan will vest and be cancelled and converted into the right to receive the excess, if any, of the Per Share Merger Consideration over the exercise price of the option, multiplied by the number of shares subject to such option. At the Effective Time, each outstanding restricted stock unit under a Stock Plan, whether vested or unvested, will be cancelled and converted into the right to receive the Per Share Merger Consideration multiplied by the number of shares subject to such restricted stock unit. The Company will terminate the Amended and Restated 2000 Employee Stock Purchase Plan prior to the Effective Time and will not permit any new offering period to begin prior to the Effective Time.

The Company has made various representations, warranties and covenants in the Merger Agreement, including, among others, covenants (1) to carry on its business in the ordinary and usual course during the period between the date of the Merger Agreement and the Effective Time, (2) not to engage in certain specified transactions or activities during such period without JAB’s prior consent, (3) not to initiate, solicit, knowingly encourage, induce or assist any inquiries or the making, submission, announcement or consummation of any proposal or offer that constitutes or could reasonably be expected to lead to an “acquisition proposal”; (4) not to engage in negotiations or provide information that could reasonably be expected to solicit, encourage or assist the making of an acquisition proposal or a proposal that could reasonably be expected to lead to an acquisition proposal, (5) to file a proxy statement and, unless the Merger Agreement is terminated, cause a special shareholder meeting to be held regarding the adoption of the Merger Agreement and approval of the Merger and (6) subject to certain exceptions, for the board of directors of the Company to recommend that the shareholders adopt the Merger Agreement and not withdraw or modify its recommendation of the Merger to the Company’s shareholders.

The completion of the Merger is subject to the satisfaction or waiver of a number of closing conditions, including, among others, (1) adoption of the Merger Agreement by the holders of a majority of the Company’s outstanding common stock, (2) the absence of any “material adverse effect” on the Company occurring after the date of the Merger Agreement and no change, state of facts, circumstance, event or development having occurred that, individually or in the aggregate, has had, or is reasonably likely to have, a material adverse effect, (3) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) the absence of any legal prohibitions or certain governmental proceedings affecting the closing of the Merger and (5) subject to certain materiality qualifications, the continued accuracy of the Company’s representations and warranties, and continued compliance by the Company with covenants and obligations (to be performed at or prior to the closing of the Merger), as of the closing of the Merger.

The Merger Agreement also includes termination provisions for both the Company and JAB. In connection with a termination of the Merger Agreement under specified circumstances involving competing transactions, a change in the Company’s board of directors’ recommendation of the Merger to the Company’s shareholders or other triggering events, the Company may be required to pay JAB a termination fee of $30,000,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the Company delivered to JAB in connection with signing the Merger Agreement. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01.	Other Events.

On July 23, 2012, the Company and JAB issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the Company makes the statements, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties, and the Company cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in this Current Report on Form 8-K include, among others: uncertainties as to the timing of the acquisition; the possibility that competing offers will be made; the possibility that various closing conditions for the acquisition may not be satisfied or waived, including that a governmental entity may prohibit or refuse to grant approval for the consummation of the acquisition; general economic and business conditions; and other factors. Additional risks are described in the Company’s Annual Report on Form 10-K for the year ended January 1, 2012 and its subsequently filed reports with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on the forward-looking statements included in this Current Report on Form 8-K, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

Additional Information and Where to Find It

In connection with the proposed Merger, Peet’s Coffee & Tea, Inc. will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Peet’s, 1400 Park Avenue, Emeryville, CA 94608, attention: Investor Relations or by calling (510) 594-2100.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Shareholders, which was filed with the SEC on April 2, 2012 and will be set forth in the proxy statement regarding the proposed Merger. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of July 21, 2012, by and among JAB Holdings BV, Panther Merger Co. and Peet’s Coffee & Tea, Inc.*

99.1	Joint Press Release of Peet’s Coffee & Tea, Inc. and JAB Holdings BV, dated July 23, 2012.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEET’S COFFEE & TEA, INC.

Date: July 23, 2012	By:	/s/ Isobel A. Jones
Isobel A. Jones
Secretary

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of July 21, 2012, by and among JAB Holdings BV, Panther Merger Co. and Peet’s Coffee & Tea, Inc.*

99.1	Joint Press Release of Peet’s Coffee & Tea, Inc. and JAB Holdings BV, dated July 23, 2012.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.